UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 29, 2015, US Ecology, Inc. (the “Company”) furnished a current report on Form 8-K (the “Original 8-K”) which included, as Exhibit 99.1, the Company’s press release reporting its results for the quarter ended September 30, 2015. The Company subsequently determined that the assets and liabilities related to its Allstate Power Vac, Inc. (“Allstate”) subsidiary classified as held for sale in the Consolidated Balance Sheets included in the press release were presented incorrectly as of December 31, 2014. This Amendment No. 1 on Form 8-K/A is being provided solely to furnish under Regulation FD an amended and restated version of the Consolidated Balance Sheets. The contents of the Original 8-K and press release, including the Consolidated Balance Sheet as of September 30, 2015, otherwise remains unchanged.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is the amended and restated Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014 originally furnished on October 29, 2015. The Consolidated Balance Sheets have been amended and restated to reflect the assets and liabilities related to Allstate as held for sale in the Consolidated Balance Sheet as of September 30, 2015 only, with the assets and liabilities related to Allstate reported in their appropriate natural balance sheet captions, not held for sale, in the Consolidated Balance Sheet as of December 31, 2014. The Consolidated Balance Sheet as of September 30, 2015 remains unchanged.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

The following exhibit relating to 7.01 shall be deemed to be furnished, and not filed:

99.1	Amended and Restated US Ecology, Inc. Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: November 3, 2015	By: /s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated US Ecology, Inc. Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014

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